FOR IMMEDIATE RELEASE	Thursday, March 1, 2018
TEGNA Inc. Reports 2017 Fourth Quarter and Full-Year Results

McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the fourth quarter and full-year ended December 31, 2017.

Financial highlights for the fourth quarter:

•
Revenue was nine percent higher year-over-year on a non-GAAP* comparable basis driven by subscription revenue and growth initiatives; total company revenue from continuing operations declined 10 percent year-over-year due to the cyclical absence of political revenue as well as terminated digital businesses as reported in the prior two quarters.

•	GAAP earnings per diluted share from continuing operations were $1.40. Non-GAAP* earnings per diluted share from continuing operations were $0.32.

•	Acquired KFMB, the CBS-affiliated station in San Diego, KFMB-D2 (CW) and radio broadcast stations KFMB-AM and KFMB-FM in San Diego for $325 million in cash, which closed last month.

•
As a result of tax legislation passed in December 2017, TEGNA reported a one-time deferred tax benefit for the fourth quarter of $221 million. TEGNA expects that its cash taxes will decline by approximately $35 million in 2018 as a result of the new legislation, and plans to reinvest these proceeds to pursue organic and inorganic growth opportunities during 2018. The company expects the effective tax rate for 2018 will be 23 to 25 percent, including the impact of both federal and state tax rates.

Financial highlights for the full year 2017:

•
Full-year revenue grew seven percent year-over-year on a non-GAAP* comparable basis driven by subscription revenue and growth initiatives; total company revenue from continuing operations was five percent lower year-over-year due primarily to the cyclical absence of political and Olympics revenue as well as terminated digital businesses.

•	Full-year GAAP earnings from continuing operations of $2.06 per diluted share. Non-GAAP* earnings from continuing operations were $1.08.

•	Adjusted EBITDA* totaled $631.4 million resulting in an adjusted EBITDA margin of 33 percent.

•
Completed the successful spin-off of Cars.com and received a tax-free distribution of $650 million which was used to reduce debt; and sale of CareerBuilder for gross proceeds of $250 million in cash which was used to reduce debt, and retained 12 percent ownership on a diluted basis and two board seats.

* See “Use of Non-GAAP Information” below for more details

“TEGNA in 2017 became a pure-play media company, and this focus and strategic clarity has produced tangible results. Fourth quarter revenue grew nine percent and full-year revenue grew seven percent on a comparable basis on the strength of our growth in subscription revenue and innovation initiatives,” said Dave Lougee, president and chief executive officer, TEGNA. “On top of our financial performance, our content transformation efforts produced multiple new formats, original programs and digital-first investigations, earning us more national honors than any other local broadcaster, as we continue to execute on our strategy of redefining local journalism in the digital age. Organic growth initiatives, such as Premion, an innovative solution for over-the-top (OTT) advertising that reaches cord cutters, are expanding our revenue base and giving us access to new markets.”

Lougee continued, “As we begin 2018, our NBC stations took the number one spot among all NBC affiliates during the Super Bowl for ratings in Buffalo and share in Minneapolis. In the key adults 25-54 demographic, TEGNA stations had four of the top ten spots in ratings. For the Olympics, TEGNA stations held four of the top seven spots in ratings among all NBC affiliates in the key adults 25-54 demographic, and our stations in Denver and Minneapolis took the number one and two spots, respectively.

“Our acquisition of Midwest Television’s broadcasting stations in San Diego, the 29th largest U.S. TV market, will further strengthen our portfolio of Big 4 affiliates in top markets. Our strong balance sheet gives us the flexibility to continue to invest opportunistically in both organic and inorganic growth, and our culture and scale position us to continue to create value for our shareholders, customers, and audiences,” Lougee concluded.

Further highlights from 2017:

•
Subscription revenue growth - Year-over-year growth in subscription revenue of 23 percent provided a stable, significant driver of free cash flow. TEGNA began to see revenue and subscriber growth from recently signed OTT streaming services for the first time during the fourth quarter, which reflects the strength of our content, geographic footprint and audience.

•
OTT advertising business acceleration - Premion executed more than 8,000 campaigns serving 1,000+ clients in more than 200 markets during 2017, with revenue growing from a small base to more than $30 million for the full year, above the high end of guidance. We expect Premion revenues to double in 2018. Premion is also launching new services to agency and content partners, including an OTT data management platform, and will continue to make strategic investments to expand and extend its OTT ecosystem footprint such as the recently announced investments in Tubi and Vizbee.

•
Award-winning investigations - In the fourth quarter, KARE in Minneapolis and KHOU in Houston won Alfred I. duPont-Columbia University Awards for investigative reporting. Overall, TEGNA won more national investigative awards in 2017 than any other local media company.

•
Growing mobile, digital, video and social platforms - TEGNA completed its mobile redesign in the fourth quarter across 38 of its digital properties. Compared to the prior year, in the fourth quarter, TEGNA increased engagement by 23 percent, and for the full year, TEGNA increased video views by 41 percent and social interactions by 24 percent.

•
New distribution partnership with Sony - In the first quarter of 2018, TEGNA announced an exclusive, multi-year, global distribution agreement for its original programming with Sony Pictures Television.

FOURTH QUARTER CONTINUING OPERATIONS
TEGNA’s even- to odd-year results are significantly impacted by the cyclical drivers of Olympic and political spending due to our high concentration of NBC stations and traditionally favorable political advertising footprint. For 2017, comparisons to 2016 are also negatively impacted by the conclusion of a transition services agreement with Gannett and the absence of revenue from Cofactor, sold in December 2016.

The following table summarizes the year-over-year changes in revenue categories (in thousands):

	Q4 2017	Q4 2016	Percentage Change

Advertising and marketing services (a)	$296,466	$302,757	(2.1%)
Political	9,871	90,758	(89.1%)
Subscription	178,405	145,441	22.7%
Other	5,581	5,962	(6.4%)
Cofactor	—	1,937	(100.0%)
Total company revenues (GAAP basis)	$490,323	$546,855	(10.3%)
Factors impacting comparisons:
Political	(9,871)	(90,758)	(89.1%)
Cofactor (sold in December 2016)	—	(1,937)	(100.0%)
Discontinued digital marketing services	—	(14,023)	(100.0%)
Total company revenues (Non-GAAP basis)	$480,452	$440,137	9.2%

(a) Includes traditional advertising, digital advertising as well as revenue from the company's digital marketing services business.

On a GAAP basis, total company revenues declined 10 percent in the quarter due primarily to an $81 million decline in political revenue as well as terminated digital businesses partially offset by an increase in subscription revenue of 23 percent.

On a non-GAAP comparable basis, total company revenue was up nine percent in the quarter driven by a $33 million increase in subscription revenue as well as revenue contributions from growth initiatives, such as Premion.

As described last quarter, TEGNA now reports the revenue line advertising and marketing services. This category reflects the sales transformation strategy which focuses on customer needs versus specific products. This category includes all advertising and marketing-related revenue, including Premion, Hatch,
G/O Digital and television.

On a non-GAAP basis, excluding discontinued digital marketing services, advertising and marketing services revenue increased three percent in the quarter, the best quarterly year-over-year growth in 2017. On a GAAP basis, advertising and marketing services revenue was two percent lower than the fourth quarter of 2016.

GAAP operating expenses were one percent lower compared to the fourth quarter of 2016 due primarily to higher programming fees partially offset by the absence of expenses associated with the terminated digital marketing services businesses and insurance proceeds received net of expenses in the quarter related to Hurricane Harvey. Fourth quarter total company operating expenses on a non-GAAP basis were six percent higher than the prior year due primarily to substantially higher programming fees. Excluding programming costs and terminated digital businesses, adjusted operating expenses were down two percent.

GAAP operating income declined 26 percent compared to the fourth quarter in 2016. On a non-GAAP basis, operating income was 34 percent lower due primarily to the absence of political revenue and substantially higher programming fees that drove the increase in operating expenses.

Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $169.4 million in the quarter and the adjusted EBITDA margin equaled 34.5 percent. Adjusted EBITDA excluding corporate expenses was $181.0 million which resulted in a margin of 36.9 percent.

Net income from continuing operations was $303.3 million which was favorably impacted by a $221 million benefit from the tax legislation. On a non-GAAP basis, net income from continuing operations declined 44 percent year-over-year to $68.5 million reflecting the absence of $81 million in political revenue compared to the fourth quarter of last year.

Special items in the fourth quarter of 2017 primarily included gains related to tax legislation, the sale of an equity method investment, and insurance proceeds related to Hurricane Harvey. Refer to Table 2 for a reconciliation of results on a GAAP and non-GAAP basis.

FOURTH QUARTER NON-OPERATING AND CASH FLOW ITEMS
Interest expense in the quarter was $48.2 million compared to $56.6 million in the fourth quarter of 2016. The decline was due primarily to lower average debt outstanding partially offset by a higher average interest rate.

Other non-operating expenses were $8.5 million in the quarter compared to expenses of $7.4 million in the fourth quarter of 2016. The 2017 expense primarily reflects costs associated with the early redemption of debt and the transaction cost associated with the Midwest Television acquisition.

Equity income totaled $12.0 million in the fourth quarter compared to a loss $0.7 million in the fourth quarter of 2016 due primarily to a $17.5 million gain on the sale of an equity method investment. On a non-GAAP basis, the equity loss was $2.9 million in the fourth quarter of 2017.

Cash flow from operating activities for the fourth quarter of 2017 was $35.0 million. Fourth quarter free cash flow (a non-GAAP measure - refer to Table 4) from continuing operations was $22.0 million compared to $97.7 million in the third quarter, which had been significantly impacted by a one-time $32.6 million channel share payment received in the third quarter. In addition, the fourth quarter was impacted by a $48.6 million increase in anticipated interest and tax payments.

Debt outstanding was $3.0 billion and total cash was $98.8 million at the end of the quarter. The company used proceeds from the CareerBuilder sale to partially redeem early $280 million of fixed rate notes in the quarter. Dividends paid in the quarter totaled $15 million.

TEGNA recorded a one-time deferred tax benefit for the fourth quarter of $221 million as a result of the tax legislation passed at the end of 2017. Taking into account the law’s new 21 percent federal corporate tax rate and other provisions that will likely impact the company, TEGNA currently anticipates the combined federal and state effective tax rate will be 23 to 25 percent for calendar year 2018. TEGNA expects that its cash taxes will decline by approximately $35 million in 2018 as a result of the new legislation and it will reinvest these proceeds to pursue organic and inorganic growth opportunities during 2018.

FULL-YEAR 2017 CONTINUING OPERATIONS
Total operating revenues for the full year totaled $1.9 billion, a decline of five percent from 2016 reflecting primarily a $169 million decline in incremental political, Olympic and Super Bowl advertising revenue. Excluding those factors, as well as $17 million of terminated digital marketing services business revenue in 2017 and $64 million in 2016, total company revenue was up seven percent.

	2017	2016	Percentage Change

Advertising and marketing services (a)	$1,139,642	$1,237,735	(7.9%)
Political	23,258	154,808	(85.0%)
Subscription	718,750	581,733	23.6%
Other	21,376	19,844	7.7%
Cofactor	—	9,968	(100.0%)
Total company revenues (GAAP basis)	$1,903,026	$2,004,088	(5.0%)
Factors impacting comparisons:
Estimated incremental Olympic and Super Bowl	(323)	(37,533)	(99.1%)
Political	(23,258)	(154,808)	(85.0%)
Cofactor (sold in December 2016)	—	(9,968)	(100.0%)
Discontinued digital marketing services	(16,673)	(54,532)	(69.4%)
Total company revenues (Non-GAAP basis)	$1,862,772	$1,747,247	6.6%

(a) Includes traditional advertising, digital advertising as well as revenue from the company's digital marketing services business.

Operating expenses were $1.36 billion, an increase of five percent compared to 2016. On a non-GAAP basis, operating expenses increased nine percent to $1.35 billion primarily due to higher programming fees and continued investment in growth initiatives. Operating income in 2017 totaled $545.9 million and $554.8 million on a non-GAAP basis.

Adjusted EBITDA was $631.4 million in 2017 compared to $842.9 million in 2016. The adjusted EBITDA margin in 2017 was 33.2 percent compared to 42.1 percent in 2016. The decline in the margin is primarily due to increases in programming costs reflecting reverse compensation payments to NBC that began in 2017 for eleven stations. Adjusted EBITDA excluding corporate expenses was $684.5 million, which resulted in a margin of 36.0 percent.

FIRST QUARTER 2018 OUTLOOK
In the first quarter, TEGNA expects:

•	Non-GAAP total company revenue excluding the terminated digital business to increase 10 to 12 percent year-over-year driven by Olympics, Super Bowl and subscription revenue growth.

•	GAAP total company revenue to increase high-single digits year-over-year.

CONFERENCE CALL
As previously announced, the company will hold an earnings conference call at 8:30 a.m. ET today. The call can be accessed via a live webcast through the company’s Investors website, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-800-281-7973 and international callers should dial 1-323-794-2093 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 7971998. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Thursday, March 1, at 12:30 p.m. (ET) to Thursday, March 15, at 12:30 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 7971998.

Materials related to the call will be available through the Investor Relations section of the company’s website Thursday morning.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. With 47 television stations in 39 markets, TEGNA delivers relevant content and information to consumers across platforms. It is the largest owner of top four affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. Each month, TEGNA reaches 50 million adults on-air and approximately 35 million across its digital platforms. TEGNA has been consistently honored with the industry’s top awards, including Edward R. Murrow, George Polk, Alfred I. DuPont and Emmy Awards. TEGNA delivers results for advertisers through unparalleled and innovative solutions including OTT local advertising network Premion, centralized marketing resource Hatch, and digital marketing services business (formerly G/O Digital), a one-stop shop for local businesses to connect with consumers through digital marketing. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward-looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Anne Bentley
Vice President, Investor Relations	Vice President, Corporate Communications
703-873-6917	703-873-6366
jheinz@TEGNA.com	abentley@TEGNA.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Three Months Ended Dec. 31,
	2017	2016	% Increase (Decrease)

Revenues	$490,323	$546,855	(10.3)

Operating expenses:
Cost of revenues, exclusive of depreciation	237,153	205,396	15.5
Business units - Selling, general and administrative expenses, exclusive of depreciation	72,751	84,748	(14.2)
Corporate - General and administrative expenses, exclusive of depreciation	12,481	14,827	(15.8)
Depreciation	13,347	12,716	5.0
Amortization of intangible assets	5,398	5,721	(5.6)
Asset (gain) impairment and facility consolidation charges	(6,657)	13,184	****
Total	334,473	336,592	(0.6)
Operating income (a)	155,850	210,263	(25.9)

Non-operating income (expense):
Equity income (loss) in unconsolidated investments, net	11,951	(651)	****
Interest expense	(48,171)	(56,551)	(14.8)
Other non-operating items (a)	(8,451)	(7,423)	13.8
Total	(44,671)	(64,625)	(30.9)

Income before income taxes	111,179	145,638	(23.7)
(Benefit) provision for income taxes	(192,101)	48,133	****
Income from continuing operations	$303,280	$97,505	****

Earnings from continuing operations per share:
Basic	$1.41	$0.45	****
Diluted	$1.40	$0.45	****

Weighted average number of common shares outstanding:
Basic	215,672	214,847	0.4
Diluted	216,431	217,200	(0.4)

Dividends declared per share	$0.07	$0.14	(50.0)

(a) - In the first quarter of 2017, the company adopted new accounting guidance that changed the classification of certain components of net periodic pension and other post-retirement benefit expense (post-retirement benefit expense). The service cost component of the post-retirement benefit expense will continue to be presented as an operating expense while all other components of post-retirement benefit expense will be presented as non-operating expense. The prior year period was adjusted to reflect the effects of applying the new guidance. This resulted in an increase to operating income in fourth quarter of 2017 and 2016 of $1.8 million and $1.8 million, respectively. Net income, earnings per share, and retained earnings were not impacted by the new standard.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Year Ended Dec. 31,
	2017	2016	% Increase (Decrease)

Revenues	$1,903,026	$2,004,088	(5.0)

Operating expenses:
Cost of revenues, exclusive of depreciation	933,718	795,454	17.4
Business units - Selling, general and administrative expenses, exclusive of depreciation	287,396	331,028	(13.2)
Corporate - General and administrative expenses, exclusive of depreciation	54,943	58,692	(6.4)
Depreciation	55,068	55,369	(0.5)
Amortization of intangible assets	21,570	23,263	(7.3)
Asset impairment and facility consolidation charges	4,429	32,130	(86.2)
Total	1,357,124	1,295,936	4.7
Operating income (a)	545,902	708,152	(22.9)

Non-operating expense:
Equity income (loss) in unconsolidated investments, net	10,402	(3,414)	****
Interest expense	(210,284)	(231,995)	(9.4)
Other non-operating items (a)	(35,304)	(23,452)	50.5
Total	(235,186)	(258,861)	(9.1)

Income before income taxes	310,716	449,291	(30.8)
(Benefit) provision for income taxes	(137,246)	140,171	****
Income from continuing operations	$447,962	$309,120	44.9

Earnings from continuing operations per share:
Basic	$2.08	$1.43	45.5
Diluted	$2.06	$1.41	46.1

Weighted average number of common shares outstanding:
Basic	215,587	216,358	(0.4)
Diluted	217,478	219,681	(1.0)

Dividends declared per share	$0.35	$0.56	(37.5)

(a) - In the first quarter of 2017, the company adopted new accounting guidance that changed the classification of certain components of net periodic pension and other post-retirement benefit expense (post-retirement benefit expense). The service cost component of the post-retirement benefit expense will continue to be presented as an operating expense while all other components of post-retirement benefit expense will be presented as non-operating expense. The prior year period was adjusted to reflect the effects of applying the new guidance. This resulted in an increase to operating income in the twelve months ended December 31, 2017 and 2016 of $6.7 million and $7.6 million, respectively. Net income, earnings per share, and retained earnings were not impacted by the new standard.

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the Executive Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, Adjusted revenues and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of severance expense, charges related to asset impairment and facility consolidations, gain on sale and an impairment of equity method investments, gains/losses related to business disposals, costs associated with debt repayment, TEGNA Foundation donations, costs associated with the Cars.com spin-off transaction, and certain tax benefits associated with the impact of tax reform that was enacted in December 2017. The company believes that such expenses, charges and gains are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while the company may incur or recognize these types of expenses, charges and gains in the future, management believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of the company’s ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), non-GAAP financial performance measures that it believes offer a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating items such as spin-off transaction expenses and investment income, (5) severance expense, (6) facility consolidation charges, (7) impairment charges, (8) depreciation and (9) amortization. The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income from continuing operations. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

The company also considers adjusted revenues to be an important non-GAAP financial measure. Adjusted revenue is calculated by taking total company revenues on a GAAP basis and adjusting it to exclude (1) estimated incremental Olympic and Super Bowl revenue, (2) political revenues, (3) revenues from a previously sold business (Cofactor), and (4) revenues associated with a discontinued portion of our Digital Marketing Services business. These adjustments are made to the company's reported revenue on a GAAP basis in order to evaluate and assess our core operations on a comparable basis, and it represents the ongoing operations of our broadcast business.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items					Non-GAAP Measure
	Three Months Ended Dec. 31, 2017	Severance expense	Operating asset impairment and facility consolidation	Net gain on equity method investment	Other non-operating items	Tax reform impact	Three Months Ended Dec. 31, 2017

Cost of revenues, exclusive of depreciation	$237,153	$(550)	$—	$—	$—	$—	$236,603
Business units - Selling, general and administrative expenses, exclusive of depreciation	72,751	(14)	—	—	—	—	72,737
Corporate - General and administrative expenses, exclusive of depreciation	12,481	(849)	—	—	—	—	11,632
Asset impairment and facility consolidation charges	(6,657)	—	6,657	—	—	—	—
Operating expenses	334,473	(1,413)	6,657	—	—	—	339,717
Operating income	155,850	1,413	(6,657)	—	—	—	150,606
Equity income	11,951	—	—	(14,877)	—	—	(2,926)
Other non-operating items	(8,451)	—	—	—	8,463	—	12
Total non-operating expenses	(44,671)	—	—	(14,877)	8,463	—	(51,085)
Income before income taxes	111,179	1,413	(6,657)	(14,877)	8,463	—	99,521
(Benefit) provision for income taxes	(192,101)	545	(2,455)	720	2,906	221,450	31,065
Net income from continuing operations	303,280	868	(4,202)	(15,597)	5,557	(221,450)	68,456
Net income from continuing operations per share-diluted	$1.40	$—	$(0.02)	$(0.07)	$0.03	$(1.02)	$0.32

	GAAP Measure	Special Items				Non-GAAP Measure
	Three Months Ended Dec. 31, 2016	Severance expense	Operating asset impairment and facility consolidation	Other non-operating items	Special tax benefit	Three Months Ended Dec. 31, 2016

Cost of revenues, exclusive of depreciation	$205,396	$(377)	$—	$—	$—	$205,019
Business units - Selling, general and administrative expenses, exclusive of depreciation	84,748	(2,299)	—	—	—	82,449
Corporate - General and administrative expenses, exclusive of depreciation	14,827	(1,165)	—	—	—	13,662
Asset impairment and facility consolidation charges	13,184	—	(13,184)	—	—	—
Operating expenses	336,592	(3,841)	(13,184)	—	—	319,567
Operating income	210,263	3,841	13,184	—	—	227,288
Other non-operating items	(7,423)	—	—	9,007		1,584
Total non-operating expenses	(64,625)	—	—	9,007	—	(55,618)
Income before income taxes	145,638	3,841	13,184	9,007	—	171,670
Provision for income taxes	48,133	1,489	5,111	(8,723)	3,339	49,349
Net income from continuing operations	97,505	2,352	8,073	17,730	(3,339)	122,321
Net income from continuing operations per share-diluted	$0.45	$0.01	$0.04	$0.08	$(0.02)	$0.56

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items					Non-GAAP Measure
	Year Ended Dec. 31, 2017	Severance expense	Operating asset impairment	Net gain on equity method investment	Other non-operating items	Tax reform and other special tax benefits	Year Ended Dec. 31, 2017

Cost of revenues, exclusive of depreciation	$933,718	$(1,072)	$—	$—	$—	$—	$932,646
Business units - Selling, general and administrative expenses, exclusive of depreciation	287,396	(1,485)	—	—	—	—	285,911
Corporate - General and administrative expenses, exclusive of depreciation	54,943	(1,909)	—	—	—	—	53,034
Asset impairment and facility consolidation charges	4,429	—	(4,429)	—	—	—	—
Operating expenses	1,357,124	(4,466)	(4,429)	—	—	—	1,348,229
Operating income	545,902	4,466	4,429	—	—	—	554,797
Equity income (loss) in unconsolidated investments, net	10,402	—	—	(14,877)	—	—	(4,475)
Other non-operating items	(35,304)	—	—	—	40,454	—	5,150
Total non-operating expenses	(235,186)	—	—	(14,877)	40,454	—	(209,609)
Income before income taxes	310,716	4,466	4,429	(14,877)	40,454	—	345,188
(Benefit) provision for income taxes	(137,246)	1,719	1,649	720	9,827	233,174	109,843
Net income from continuing operations	447,962	2,747	2,780	(15,597)	30,627	(233,174)	235,345
Net income from continuing operations per share-diluted	$2.06	$0.01	$0.01	$(0.07)	$0.14	$(1.07)	$1.08

	GAAP Measure	Special Items					Non-GAAP Measure
	Year Ended Dec. 31, 2016	Severance expense	Operating asset impairment	Equity investment impairment	Other non-operating items	Special tax benefit	Year Ended Dec. 31, 2016

Cost of revenues, exclusive of depreciation	$795,454	$(12,978)	$—	$—	$—	$—	$782,476
Business units - Selling, general and administrative expenses, exclusive of depreciation	331,028	(8,259)	—	—	—	—	322,769
Corporate - General and administrative expenses, exclusive of depreciation	58,692	(2,722)	—	—	—	—	55,970
Asset impairment and facility consolidation charges	32,130	—	(32,130)	—	—	—	—
Operating expenses	1,295,936	(23,959)	(32,130)	—	—	—	1,239,847
Operating income	708,152	23,959	32,130	—	—	—	764,241
Equity (loss) income in unconsolidated investments, net	(3,414)	—	—	1,869	—	—	(1,545)
Other non-operating items	(23,452)	—	—	—	25,331		1,879
Total non-operating expenses	(258,861)	—	—	1,869	25,331	—	(231,661)
Income before income taxes	449,291	23,959	32,130	1,869	25,331	—	532,580
Provision (benefit) for income taxes	140,171	9,288	12,456	725	(4,140)	3,339	161,839
Net income from continuing operations	309,120	14,671	19,674	1,144	29,471	(3,339)	370,741
Net income from continuing operations per share-diluted	$1.41	$0.07	$0.09	$0.01	$0.13	$(0.02)	$1.69

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

	Three Months Ended Dec. 31,
	2017	2016	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$303,280	$97,505	****
(Benefit) provision for income taxes	(192,101)	48,133	****
Interest expense	48,171	56,551	(14.8)
Equity (income) loss in unconsolidated investments, net	(11,951)	651	****
Other non-operating expense	8,451	7,423	13.8
Operating income (GAAP basis)	155,850	210,263	(25.9)
Severance expense	1,413	3,841	(63.2)
Asset (gain) impairment and facility consolidation charges	(6,657)	13,184	****
Adjusted operating income (non-GAAP basis)	150,606	227,288	(33.7)
Depreciation	13,347	12,716	5.0
Amortization of intangible assets	5,398	5,721	(5.6)
Adjusted EBITDA (non-GAAP basis)	$169,351	$245,725	(31.1)
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	11,632	13,662	(14.9)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$180,983	$259,387	(30.2)

	Year Ended Dec. 31,
	2017	2016	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$447,962	$309,120	44.9
(Benefit) provision for income taxes	(137,246)	140,171	****
Interest expense	210,284	231,995	(9.4)
Equity (income) loss in unconsolidated investments, net	(10,402)	3,414	****
Other non-operating expense	35,304	23,452	50.5
Operating income (GAAP basis)	545,902	708,152	(22.9)
Severance expense	4,466	23,959	(81.4)
Asset impairment and facility consolidation charges	4,429	32,130	(86.2)
Adjusted operating income (non-GAAP basis)	554,797	764,241	(27.4)
Depreciation	55,068	55,369	(0.5)
Amortization of intangible assets	21,570	23,263	(7.3)
Adjusted EBITDA (non-GAAP basis)	$631,435	$842,873	(25.1)
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	53,034	55,970	(5.2)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$684,469	$898,843	(23.8)

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2017	2016	2017	2016

Net cash flow from operating activities	$35,028	$228,666	$386,211	$683,429
Purchase of property and equipment	(13,040)	(26,219)	(76,886)	(94,796)
Free cash flow	$21,988	$202,447	$309,325	$588,633

Note: The free cash flow numbers presented in the table above includes Cars.com through the date of its spin-off (May 31, 2017) and CareerBuilder through the date of its sale (July 31, 2017).